Exhibit 99.1

ARGAN, INC. REPORTS FOURTH QUARTER AND YEAR END RESULTS

April 10, 2013 – ROCKVILLE, MD – Argan, Inc. (NYSE MKT: AGX) today announced financial results for the three months and fiscal year ended January 31, 2013.

For the year ended January 31, 2013, net revenues were $278.6 million compared to $141.9 million for the year ended January 31, 2012. Gemma Power Systems LLC and affiliates (Gemma) contributed $261.3 million or 94% of net revenues in fiscal 2013, compared to $132.5 million, or 93% of net revenues in fiscal 2012.

Argan reported consolidated EBITDA (Earnings before interest, taxes, depreciation and amortization) from continuing operations of $36.6 million for the year ended January 31, 2013 compared to $12.8 million for the prior fiscal year. Gemma recorded $39.1 million in EBITDA for fiscal 2013 compared to $15.7 million for fiscal 2012.

Income from continuing operations for fiscal 2013 was $22.1 million, or $1.57 per diluted share based on 14,116,000 diluted shares outstanding, compared to income from continuing operations for fiscal 2012 of $7.4 million, or $0.54 per diluted share based on 13,792,000 diluted shares outstanding.

Net income attributable to Argan, Inc. shareholders for fiscal 2013 was $23.3 million, or $1.65 per diluted share, compared to $9.3 million, or $0.67 per diluted share for fiscal 2012

For the three months ended January 31, 2013 consolidated net revenues were $57.8 million compared to $55.9 million for the three months ended January 31, 2012. Gemma contributed $55.0 million or 95% of consolidated net revenues for the fourth quarter of fiscal 2013, compared to $52.8 million, or 95% of consolidated net revenues for the fourth quarter of fiscal 2012.

Argan reported consolidated EBITDA (Earnings before interest, taxes, depreciation and amortization) from continuing operations of $10.0 million for the three months ended January 31, 2013 compared to $4.9 million in the fourth quarter of last fiscal year. Gemma recorded $11.2 million in EBITDA for the three months ended January 31, 2013 compared to $5.2 million for the three months ended January 31, 2012.

Income from continuing operations for the three months ended January 31, 2013 was $5.9 million, or $0.41 per diluted share based on 14,186,000 diluted shares outstanding, compared to income from continuing operations of $2.8 million, or $0.20 per diluted share based on 13,905,000 diluted shares outstanding for the fourth quarter of fiscal 2012.

For the three months ended January 31, 2013, Argan reported net income attributable to Argan, Inc. stockholders of $6.6 million, or $0.46 per diluted share, compared to a net income of $4.6 million or $0.33 per diluted share for the fourth quarter of fiscal 2012.

Argan had consolidated cash of $175.1 million as of January 31, 2013. During the current fiscal year, Argan used cash of $8.4 million to pay for a $0.60 dividend per share of common stock. Consolidated working capital increased during the current fiscal year to approximately $88.6 million as of January 31, 2013 from approximately $76.3 million as of January 31, 2012. Consolidated tangible net worth increased to $100.1 million at January 31, 2013 from $80.2 million at January 31, 2012.

Gemma’s backlog as of January 31, 2013 was $180 million compared to $415 million as of January 31, 2012. On April 1, 2013, Argan announced that Moxie Liberty LLC, for which Gemma has been providing cash funding for the development of a 825 MW power plant had entered into an agreement to be sold to an investor subject to the investor consummating permanent financing for the construction of the project. Should the third party investor consummate the Moxie Liberty purchase, Gemma would design and build the power plant under an EPC agreement. Gemma is also providing working capital to Moxie Patriot LLC for the development of an additional 825 MW power plant.

Commenting on Argan’s financial results, Rainer Bosselmann, Chairman and Chief Executive Officer stated, “Argan had record revenues and earnings during fiscal year 2013. Gemma’s execution on projects in fiscal 2013 laid the foundation for strong future performance on large scale projects. We are optimistic that construction activity on the Moxie Liberty project will fully proceed in the current fiscal year.”

About Argan, Inc.

Argan’s primary business is designing and building energy plants through its Gemma Power Systems subsidiary. These energy plants include traditional gas as well as alternative energy including biodiesel, ethanol, and renewable energy sources such as wind power. Argan also owns Southern Maryland Cable, Inc.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) the Company’s ability to achieve its business strategy while effectively managing costs and expenses; (2) the Company’s ability to successfully and profitably integrate acquisitions; and (3) the continued strong performance of the energy sector. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in Argan’s filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements with respect to risk factors set forth in the Company’s most recent reports on Form 10-K and 10-Q, and other SEC filings.

Company Contact:	Investor Relations Contact:
Rainer Bosselmann	Arthur Trudel
301.315.0027	301.315.9467

ARGAN, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

	Three Months Ended January 31,		Years Ended January 31,
	2013	2012	2013	2012
	(unaudited)
Net revenues
Power industry services	$54,963,000	$52,841,000	$261,327,000	$132,519,000
Telecommunications infrastructure services	2,878,000	3,077,000	17,308,000	9,331,000

Net revenues	57,841,000	55,918,000	278,635,000	141,850,000

Cost of revenues
Power industry services	41,478,000	45,386,000	214,817,000	111,193,000
Telecommunications infrastructure services	2,344,000	2,442,000	13,683,000	7,555,000

Cost of revenues	43,822,000	47,828,000	228,500,000	118,748,000

Gross profit	14,019,000	8,090,000	50,135,000	23,102,000
Selling, general and administrative expenses	4,245,000	3,318,000	14,350,000	11,186,000

Income from operations	9,774,000	4,772,000	35,785,000	11,916,000
Other (expense) income, net	(14,000)	(36,000)	(43,000)	48,000

Income from continuing operations before income taxes	9,760,000	4,736,000	35,742,000	11,964,000
Income tax expense	3,899,000	1,898,000	13,640,000	4,556,000

Income from continuing operations	5,861,000	2,838,000	22,102,000	7,408,000

Discontinued operations
Income (loss) on discontinued operations before income tax benefit (including gains on disposal of $26,000 and $1,312,000 for the three months and year ended January 31, 2012)	—	(162,000)	(405,000)	282,000
Income tax benefit	—	1,606,000	120,000	1,280,000

Income (loss) on discontinued operations	—	1,444,000	(285,000)	1,562,000

Net income	5,861,000	4,282,000	21,817,000	8,970,000
Less – Loss attributable to noncontrolling interest (variable interest entities)	700,000	302,000	1,448,000	302,000

Net income attributable to Argan, Inc. stockholders	$6,561,000	$4,584,000	$23,265,000	$9,272,000

Earnings (loss) per share attributable to Argan, Inc. stockholders
Continuing operations
Basic	$0.47	$0.23	$1.71	$0.57

Diluted	$0.46	$0.23	$1.67	$0.56

Discontinued operations
Basic	$—	$0.11	$(0.02)	$0.11

Diluted	$—	$0.10	$(0.02)	$0.11

Net income
Basic	$0.47	$0.34	$1.69	$0.68

Diluted	$0.46	$0.33	$1.65	$0.67

Weighted average number of shares outstanding
Basic	13,951,000	13,633,000	13,784,000	13,612,000

Diluted	14,186,000	13,905,000	14,116,000	13,792,000

Cash dividend declared per common share	$—	$—	$0.60	$0.50

ARGAN, INC. AND SUBSIDIARIES

Reconciliations to EBITDA

Continuing Operations (unaudited)

	Three Months Ended January 31,
	2013	2012
Income from continuing operations	$5,861,000	$2,838,000
Interest expense	19,000	—
Income tax expense	3,899,000	1,898,000
Depreciation	136,000	111,000
Amortization of purchased intangible assets	61,000	72,000

EBITDA	$9,976,000	$4,919,000

Reconciliations to EBITDA

Power Industry Services (unaudited)

	Three Months Ended January 31,
	2013	2012
Income before income taxes	$11,052,000	$5,085,000
Interest expense	19,000	—
Depreciation	85,000	54,000
Amortization of purchased intangible assets	61,000	72,000

EBITDA	$11,217,000	$5,211,000

Reconciliations to EBITDA

Continuing Operations (unaudited)

	Years Ended January 31,
	2013	2012
Income from continuing operations	$22,102,000	$7,408,000
Interest expense	63,000	—
Income tax expense	13,640,000	4,556,000
Depreciation	522,000	455,000
Amortization of purchased intangible assets	243,000	334,000

EBITDA	$36,570,000	$12,753,000

Reconciliations to EBITDA

Power Industry Services (unaudited)

	Years Ended January 31,
	2013	2012
Income before income taxes	$38,515,000	$15,124,000
Interest expense	63,000	—
Depreciation	290,000	207,000
Amortization of purchased intangible assets	243,000	334,000

EBITDA	$39,111,000	$15,665,000

Management uses EBITDA, a non-GAAP financial measure, for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that EBITDA provides additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry. However, EBITDA is not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the requirements of SEC Regulation G, a reconciliation between the Company’s GAAP and non-GAAP financial results is provided above and investors are advised to carefully review and consider this information as well as the GAAP financial results that are presented in the Company’s SEC filings.

ARGAN, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	January 31, 2013	January 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$175,142,000	$156,524,000
Accounts receivable, net of allowance for doubtful accounts	24,879,000	16,053,000
Costs and estimated earnings in excess of billings	1,178,000	2,781,000
Deferred income tax assets	1,303,000	691,000
Prepaid expenses and other current assets	1,606,000	4,528,000

TOTAL CURRENT ASSETS	204,108,000	180,577,000
Property and equipment, net of accumulated depreciation (including $5,309,000 and $1,469,000 in costs related to variable interest entities as of January 31, 2013 and 2012, respectively)	9,468,000	2,761,000
Goodwill	18,476,000	18,476,000
Intangible assets, net of accumulated amortization	2,331,000	2,574,000
Deferred income tax and other assets	341,000	864,000

TOTAL ASSETS	$234,724,000	$205,252,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$32,699,000	$29,524,000
Accrued expenses	9,488,000	6,751,000
Billings in excess of costs and estimated earnings	73,359,000	68,004,000

TOTAL CURRENT LIABILITIES	115,546,000	104,279,000
Other liabilities	10,000	10,000

TOTAL LIABILITIES	115,556,000	104,289,000

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.10 per share; 500,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.15 per share; 30,000,000 shares authorized; 13,977,560 and 13,661,098 shares issued at January 31, 2013 and 2012, respectively; and 13,974,327 and 13,657,865 shares outstanding at January 31, 2013 and 2012, respectively	2,096,000	2,049,000
Warrants outstanding	—	590,000
Additional paid-in capital	95,004,000	89,714,000
Retained earnings	23,850,000	8,944,000
Treasury stock, at cost; 3,233 shares at January 31, 2013 and 2012	(33,000)	(33,000)

TOTAL STOCKHOLDERS’ EQUITY	120,917,000	101,264,000
Noncontrolling interest (variable interest entities)	(1,749,000)	(301,000)

TOTAL EQUITY	119,168,000	100,963,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$234,724,000	$205,252,000